Exhibit 99.1

TICC Declares Third Quarter 2006 Dividend of $0.32 per Share and Reports Earnings of $0.35 per share for the Quarter Ended June 30, 2006

GREENWICH, CT – 8/03/2006 – Technology Investment Capital Corp. (NASDAQ: TICC) announced today that its Board of Directors has declared a dividend of $0.32 per share for the third quarter of 2006.

The dividend is payable as follows:

•	Payable Date: September 29, 2006

•	Record Date: September 8, 2006

In addition, TICC announced today its financial results for the quarter ended June 30, 2006.

HIGHLIGHTS

•	For the three months ended June 30, 2006, we recorded net investment income of $6,280,439, or approximately $0.32 per share, net unrealized appreciation on investments of $811,000 and a net realized loss on investments of $221,952. In total, we had a net increase in stockholders’ equity resulting from operations of $6,869,487, or approximately $0.35, per share for the second quarter.

•	Investment activity for the second quarter amounted to $36.8 million, and consisted of 3 investments in new portfolio companies and 3 additional investments in existing portfolio companies.

•	$12 million investment in senior secured notes issued by American Integration Technologies, Inc.

•	$12 million investment in senior secured notes with warrants issued by Power Tools, Inc.

•	$3.5 million investment in senior secured notes issued by a leading independent provider of software that allows corporations to access and integrate data stored on mainframe computers.

•	$8 million investment in senior secured notes with warrants issued by an existing portfolio company that operates a leading web hosting business.

•	$1 million investment in senior secured notes issued by Questia Media, Inc., an existing portfolio company.

•	$250,000 investment in senior secured notes with warrants issued by Climax Group, Inc. an existing portfolio company.

•	At June 30, 2006, the weighted average yield of our debt investments (excluding cash equivalents) was approximately 11.2%.

•	During the quarter ended June 30, 2006, Direct Revenue, LLC repaid the remaining balance of our outstanding debt investment, which generated a realized gain of approximately $18,000; at the same time, we surrendered warrants in the company which were previously valued at zero, resulting in a realized loss of $240,000. Previously recorded unrealized depreciation of the same amount was reversed upon consummation of this transaction.

SUBSEQUENT EVENTS

•	On July 11, 2006, the $10 million of senior secured notes of Klinger Advanced Aesthetics, Inc. was fully repaid. At the same time, we funded an investment of $1.75 million in a new subordinated debt facility with warrants. Subsequently, on August 1, 2006, we completed the sale of these warrants for $750,000.

•	On July, 17, 2006, we remitted $8 million to the Royal Bank of Canada to partially pay down our credit facility borrowings; we had $19.5 million outstanding under our credit facility as of August 1, 2006. RBC serves as administrative agent and a lender under our credit facility.

•	On July 28, 2006 we completed a $750,000 investment in senior secured notes issued by Climax Group, an existing portfolio company, pursuant to a previously established commitment facility.

•	On July 31, 2006 we invested $3 million in senior secured notes issued by a developer of supply chain execution software, providing warehousing, transportation and labor management logistics to the retail and manufacturing industry.

We will host a conference call to discuss our second quarter results today, Thursday, August 3rd at 10:00 AM EDT. Please call 877-407-8031 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-660-6853, the account number is 286 and the access code is 209105.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2005 and subsequent reports on Form 10-Q as they are filed, each of which are available on the SEC’s website at www.sec.gov.

TECHNOLOGY INVESTMENT CAPITAL CORP.

BALANCE SHEETS

AS OF JUNE 30, 2006 AND DECEMBER 31, 2005

	June 30, 2006	December 31, 2005
	(Unaudited)	(Audited)
ASSETS
ASSETS
Investments, at fair value (cost: $288,712,180 @ 6/30/06; $211,218,202@ 12/31//05)	$289,492,592	$211,398,202
Cash and cash equivalents	6,499,110	55,811,584
Cash and cash equivalents pledged to creditors	9,967,862	0
Interest receivable	2,733,335	2,025,931
Securities sold not settled	0	773,486
Prepaid expense and other assets	254,260	98,615

TOTAL ASSETS	$308,947,159	$270,107,818

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITES
Investment advisory fee payable to affiliate	1,414,966	1,498,813
Dividends payable	0	2,316,528
Accrued expenses	262,228	387,001
Loans payable	27,500,000	0
Repurchase agreement	9,966,625	0

Total Liabilities	39,143,819	4,202,342

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, $100,000,000 shares authorized, and 19,536,070 and 19,304,401 issued and outstanding, respectively	195,361	193,044
Capital in excess of par value	267,292,539	263,885,376
Unrealized appreciation on investments	780,412	180,000
Accumulated realized gains on investments	1,675,403	1,739,015
Distributions in excess of investment income	(140,375)	(91,959)

Total Stockholders’ Equity	269,803,340	265,905,476

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$308,947,159	$270,107,818

Net asset value per common share	$13.81	$13.77

TECHNOLOGY INVESTMENT CAPITAL CORP.

STATEMENT OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(UNAUDITED)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
INVESTMENT INCOME
Interest Income - debt investments	$7,302,626	$3,662,922	$13,331,058	$6,857,434
Interest Income - cash and cash equivalents	92,793	290,003	446,774	635,115
Other Income	1,068,682	766,064	1,894,759	1,456,269

Total Investment Income	8,464,101	4,718,989	15,672,591	8,948,818

EXPENSES
Salaries and benefits	130,164	102,341	260,346	191,451
Investment advisory fees	1,396,490	934,839	2,745,283	1,734,483
Professional fees	235,070	221,500	529,645	629,858
Interest expense	232,370	0	232,370	0
Insurance	20,482	25,232	40,739	50,000
Directors’ fees	49,750	32,250	82,000	64,500
Transfer agent and custodian fees	27,412	15,686	52,112	48,336
General and Administrative	91,924	96,589	134,572	134,228

Total Expenses	2,183,662	1,428,437	4,077,067	2,852,856

NET INVESTMENT INCOME	$6,280,439	$3,290,552	$11,595,524	$6,095,962

NET UNREALIZED APPRECIATION ON INVESTMENTS	$811,000	$—	$600,412	$—

NET REALIZED LOSSES ON INVESTMENTS	$(221,952)	$—	$(63,612)	$—

NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$6,869,487	$3,290,552	$12,132,324	$6,095,962

Net increase in stockholders’ equity resulting from operations per common share:
Basic and Diluted	$0.35	$0.25	$0.63	$0.47
Weighted average shares of common stock outstanding:
Basic and Diluted	19,460,812	13,324,188	19,403,292	12,886,140

TECHNOLOGY INVESTMENT CAPITAL CORP.

FINANCIAL HIGHLIGHTS

FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(UNAUDITED)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Per Share Data
Net asset value at beginning of period	$13.75	$13.69	$13.77	$13.71

Net investment income	0.32	0.25	0.60	0.47
Net realized and unrealized gains(1)	0.04	0.00	0.04	0.01
Effect of shares issued, net of offering expenses	0.00	0.00	0.00	(0.11)

Total from investment operations	0.36	0.25	0.64	0.37

Distributions from net investment income	(0.30)	(0.20)	(0.60)	(0.34)

Net asset value at end of period	$13.81	$13.74	$13.81	$13.74

Per share market value at beginning of period	$14.54	$14.95	$15.10	$15.01
Per share market value at end of period	$14.65	$14.80	$14.65	$14.80
Total return(2)(3)	2.8%	0.3%	1.0%	0.9%
Shares outstanding at end of period	19,536,070	13,392,304	19,536,070	13,392,304

Ratios/Supplemental Data
Net assets at end of period	$269,803,340	$184,074,894	$269,803,340	$184,074,894
Average net assets	$269,421,624	$182,402,405	$268,423,924	$174,888,648
Ratio of expenses to average net assets - annualized	3.24%	3.13%	3.04%	3.26%
Ratio of net investment income to average net assets - annualized	9.32%	7.22%	8.64%	6.97%

(1)	Includes rounding adjustment to reconcile change in net asset value per share.
(2)	Amount not annualized.
(3)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming dividend reinvestment prices obtained under the Company’s dividend reinvestment plan.

About Technology Investment Capital Corp.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.